EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-101368) of IMPAC Medical Systems, Inc. of our reports dated October 13, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K/A.

PRICEWATERHOUSECOOPERS LLP

San Jose, California

October 29, 2004